Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed combined financial statements reflect the combined financial position of Assembly Biosciences, Inc. (“ASMB”) and Assembly Pharmaceuticals, Inc. (“Assembly”) as of June 30, 2014, and the results of their unaudited condensed combined operations for the six-months ended June 30, 2014 and the year ended December 31, 2013 after giving effect to the acquisition of Assembly, as more fully described below. The unaudited pro forma condensed combined balance sheet is based on the historical unaudited balance sheet of ASMB and gives effect to the acquisition of Assembly as if it had occurred on June 30, 2014. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2014 and for the year ended December 31, 2013 gives effect to the acquisition as if it had occurred on January 1, 2014 and January 1, 2013, respectively.

The pro forma adjustments reflecting the consummation of the acquisition are based upon the purchase method of accounting and upon the assumptions set forth in the disclosures hereto. The acquisition closed on July 11, 2014, and 12,897,418 issued and outstanding shares of Assembly’s common stock were exchanged for 4,008,833 shares of ASMB’s Common Stock and issued and outstanding options to purchase 2,000,000 shares of Assembly’s common stock were assumed and became options to purchase 621,650 shares of ASMB’s Common Stock (the “Share Exchange”), after adjustment for a 1-for-5 reverse stock split that was effected immediately after the Share Exchange.

ASMB is the acquirer and the transaction is accounted for in the financial statements of ASMB under the accounting rules for business combinations. Accordingly, the accompanying unaudited pro forma condensed combined financial statements reflect Assembly’s assets and liabilities at their estimated fair values.

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the SEC. The pro forma adjustments reflecting the completion of the Share Exchange are based upon the acquisition method of accounting in accordance with GAAP and upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements.

The historical financial data has been adjusted to give pro forma effect to events that are (i) directly attributable to the Share Exchange; (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Share Exchange and certain other adjustments.

The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achievable with respect to the combined companies.

The following information has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have occurred had the Share Exchange been consummated on the dates, or at the beginning of the periods for which the consummation of the transaction is being given effect. For purposes of these pro forma financial statements, the value of ASMB’s common shares was calculated based on the closing price of ASMB’s common stock on June 30, 2014 and adjusted for the 1-for-5 reverse stock split. A final determination of the required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in the pro forma condensed combined financial information have been made solely for purposes of developing such pro forma condensed combined financial information. ASMB will undertake a study to determine the fair value of certain of Assembly's assets and will make appropriate purchase accounting adjustments upon completion of that study. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information and changes in the financial conditions and in operating results between the dates of the pro forma financial information data and the July 11, 2014 closing date.

The Share Exchange is intended to qualify as a tax free exchange under Section 368(a)(1)(B) of the U.S. Internal Revenue Code of 1986, as amended.

The unaudited pro forma condensed combined financial statements including notes hereto, are qualified in their entirety by reference to and should be read in conjunction with the historical financial statements of ASMB included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, the Annual Report on Form 10-K for the year ended December 31, 2013 and the interim financial statements of Assembly for the quarter ended June 30, 2014 included in this Form 8-K/A and the audited financial statements for the year ended December 31, 2013 included in ASMB’s definitive proxy statement on Schedule 14A filed on June 9, 2014.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2014

	A	B
	ASMB June 30, 2014	Assembly June 30, 2014	Elimination of Assembly	Pro Forma Adjustments		Pro Forma Combined June 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	21,316,328	509,363	$(509,363)	509,363	C	$21,825,691
Other current assets	431,475	24,290	(24,290)	(235,631	)C	195,844
Total current assets	21,747,803	533,653	(533,653)	273,732		22,021,535

Intangible assets	-	-	-	37,359,691	C	37,359,691
Equipment, net	7,399	10,350	(10,350)	10,350	C	17,749
Security deposit		16,606	(16,606)	16,606	C	16,606

Total assets	21,755,202	560,609	(560,609)	37,660,379		59,415,581

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable and accrued expenses	1,469,788	889,033	$(889,033)	629,112	C	$2,098,900
Total current liabilities	1,469,788	889,033	(889,033)	629,112		2,098,900

Convertible notes payable	-	1,950,000	(1,950,000)	-		-
Deferred tax liability	-	-	-	10,674,197	C	10,674,197
Contingent license fee	-	99,214	(99,214)	99,214	C	99,214
Total non-current liabilities	-	2,049,214	(2,049,214)	10,773,411		10,773,411

Total liabilities	1,469,788	2,938,247	(2,938,247)	11,402,523		12,872,311

Commitments

Stockholders’ equity:
Common Stock, $.001 par value	4,679	105	(105)	566	D
				3,442	D	8,687
Additional paid-in capital	138,174,448	1,842,007	(1,842,007)	3,709,112	D
				22,544,736	D	164,428,296
Common stock issuable, 25,000 shares at June 30, 2014	368,750					368,750
Deficit accumulated during the development stage	(118,262,463)	(4,219,750)	4,219,750	-		(118,262,463)

Total stockholders’ equity (deficiency)	20,285,414	(2,377,638)	2,377,638	26,257,856		46,543,270

Total liabilities and stockholders’ equity (deficiency)	21,755,202	560,609	(560,609)	37,660,379		59,415,581

A	Derived from the unaudited balance sheet of Assembly Biosciences, Inc. as of June 30, 2014. -

B	Derived from the unaudited balance sheet of Assembly as of June 30, 2014.

C	The preliminary allocation of the purchase price to the Assembly balance sheet is shown below:

Cash and cash equivalents	$509,363
Other current assets (to exclude intercompany receivables of $259,921)	(235,631)
Equipment, net	10,350
Security deposit	16,606
Intangible assets	37,359,691
Total assets	37,660,379
Accounts payable and accrued expenses (to exclude intercompany payables of $259,921)	629,112
Convertible notes payable	-
Contingent license fee	99,214
Deferred tax liability	10,674,197	(4)
Net assets acquired	$26,257,856	(2)

(2)	Consideration issued

Issuance of ASMB common stock - to Assembly convertible note holders (5)	$3,709,678	(3)
Issuance of ASMB common stock - to Assembly shareholders	22,548,178	(3)
Total Consideration issued	26,257,856

(3)	The fair value of the common stock issued was based upon the following:

				D	D
	Common Stock Issued	Share Price on June 30, 2014	Fair value	Common stock at Par ($0.001)	Additional Paid in Capital
Issuance of ASMB common stock - to Assembly convertible note holders (5)	566,363	$6.55	$3,709,678	566	3,709,112
Issuance of ASMB common stock - to Assembly shareholders	3,442,470	$6.55	22,548,178	3,442	22,544,736
Total	4,008,833		$26,257,856	$4,008	$26,253,848

(4)	The deferred tax liability resulting from the increase in basis of Assembly's intangible assets, excluding goodwill, for book purposes but not for tax purposes was calculated using a 40% effective tax rate. Under the acquisition method of accounting, the impact on the acquiring company's deferred tax assets is recorded outside of acquisition accounting. Accordingly, the valuation allowance on the Company’s deferred tax assets will be released to offset the increase in deferred tax liability and result in an estimated financial statement income tax benefit of approximately $12.0 million which will be recorded in the statement of operations for the three and nine month period ending September 30, 2014.

(5)	Assembly's convertible notes payable were converted in Assembly's common stock prior to the closing.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2014

	E	F
	ASMB Six Months Ended June 30, 2014	Assembly Six Months Ended June 30, 2014	Pro Forma Adjustments		Pro Forma Combined Six Months Ended June 30, 2014
Operating expenses:
Research and development	$4,069,334	$1,529,173	-		$5,598,507
General and administrative	2,546,961	1,034,779	-		3,581,740

Loss from operations	(6,616,295)	(2,563,952)	-		(9,180,247)

Other income (expense)
Interest income	77,105	-	-		77,105
Interest expense	-	(666,461)	666,461	G	-
Total other (expense)	77,105	(666,461)	666,461		77,105

Net loss	$(6,539,190)	$(3,230,413)	$666,461		$(9,103,142)

Basic and diluted net loss per common share	$(1.43)				$(1.06)

Weighted average common shares outstanding - basic and diluted	4,562,384				8,571,217	H

E	Derived from the unaudited condensed consolidated statements of operations of ASMB for the six months ended June 30, 2014.

F	Derived from the unaudited condensed consolidated statements of operations of Assembly for the six months ended June 30, 2014.

G	Elimination of interest expense assuming the Merger took place on January 1, 2014

H	Weighted Average Shares - Basic and Diluted

Outstanding as of June 30, 2014	4,562,384
Issuance of ASMB common stock - to Assembly convertible note holders	566,363
Issuance of ASMB common stock - to Assembly shareholders	3,442,470
Total	8,571,217

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2013

	I	J
	ASMB Year Ended December 31, 2013	Assembly Year Ended December 31, 2013	Pro Forma Adjustments		Pro Forma Combined Year Ended December 31, 2013
Operating expenses:
Research and development	$15,029,078	$822,409	-		$15,851,487
Amortization of intangible assets	-	-	-		$-
General and administrative	4,575,701	121,692	-		4,697,393

Loss from operations	(19,604,779)	(944,101)	-		(20,548,880)

Other income (expense)
Interest income	201,020	-	-		201,020
Interest expense	-	(33,902)	33,902	K	-
Total other income (expense)	201,020	(33,902)	33,902		201,020

Net loss	$(19,403,759)	$(978,003)	$33,902		$(20,347,860)

Basic and diluted net loss per common share	$(5.00)				$(2.58)

Weighted average common shares outstanding - basic and diluted	3,878,697				7,887,530	L

I	Derived from the audited consolidated statements of operations of ASMB for the year ended December 31, 2013.

J	Derived from the audited consolidated statements of operations of Assembly for the year ended December 31, 2013.

K	Elimination of interest expense assuming the Merger took place on January 1, 2013

L	Weighted Average Shares - Basic and Diluted

Outstanding as of December 31, 2013	3,878,697
Issuance of ASMB common stock - to Assembly convertible note holders	566,363
Issuance of ASMB common stock - to Assembly shareholders	3,442,470
Total	7,887,530